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                                                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated January 26, 2000, with respect to the consolidated financial statements of Independent Bank Corp. incorporated by reference in this Form 10-K for the year ended December 31, 1999, into Independent Bank Corp.'s previously filed Registration Statements File Numbers. S-3 Registration Statements File Numbers 33-27999, 333-25999, and 333-89835 and S-8
Registration Statements File Numbers 33-13158, 33-50770, 33-65114, 33-75530,
33-60293, 33-04259, 333-27169 and 333-31107.



                                               ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 24, 2000